Exhibit 10.1

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "Agreement") is made as of April 8, 2009, by and among VeriFone Holdings, Inc., a Delaware corporation (the "Company"), VeriFone, Inc., a Delaware corporation ("Employer"), and Douglas G. Bergeron ("Executive").

WHEREAS THE Company, Employer and Executive are parties to that certain Amended and Restated Employment Agreement, dated as of January 4, 2007 (the "2007 Employment Agreement"), which provided for among other things, the terms and conditions of Executive's employment and compensation with the Company through October 31, 2009; and

WHEREAS Employer desires to continue to employ Executive on the terms and conditions set forth herein, and Executive is also willing to continue such employment on such terms and conditions;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this agreement hereby agree as follows:

    Employment. Employer agrees to continue to employ Executive and Executive agrees to accept such employment for the renewal period beginning as of the date hereof and ending upon Executive's separation pursuant to Section 1(e) hereof (the "Employment Period").
      Position and Duties.
        During the Employment Period, Executive shall serve as the Chief Executive Officer of Employer and shall have the duties, responsibilities and authority implied by such position, including, without limitation, the responsibilities associated with all aspects of the daily operations of Employer and the identification, negotiation, completion and integration of any acquisitions made by the Company, Employer or their Subsidiaries (as defined below), subject to the power and authority of the Board of Directors of the Company (the "Board") to expand or limit such duties, responsibilities and authority in accordance with the terms and conditions of this Agreement.
        Executive shall report to the Board, and Executive shall devote his best efforts and his full business time and attention to the business and affairs of the Company, Employer and their Subsidiaries; provided that during the Employment Period the Executive shall be entitled to (A) serve, after appropriate consultation with the Board, on corporate, civic or charitable boards or committees, (B) deliver lectures and fulfill speaking engagements and (C) manage his personal and family investments, so long as such activities do not interfere substantially with the performance of the Executive's responsibilities to the Company and Employer under this Agreement.
      Salary and Bonus. Employer will pay Executive a base salary (the "Annual Base Salary"). The Annual Base Salary will be set at $700,000 per annum for the fiscal year ending October 31, 2009. The Annual Base Salary will be subject to adjustment in subsequent years by the Board, upon recommendation of the Board's Compensation Committee (the "Compensation Committee"). Annual bonus eligibility and any related bonus target will be determined for each year by the Compensation Committee in its discretion (the "Annual Bonus Target"). For the fiscal year ending October 31, 2009, Employer and Executive have agreed that Executive's Annual Bonus Target will be set at zero. The actual amount of Executive's cash bonus for any fiscal year may range from 0% to 200% of the Annual Bonus Target depending on the Executive's performance as determined by the Compensation Committee in its discretion. To the extent that the Compensation Committee establishes an Annual Bonus Target that is conditioned upon the Company's financial performance meeting targets specified by the Compensation Committee in its discretion in any period, the Compensation Committee may, in its discretion, include a provision requiring that any bonus actually paid to Executive be reimbursed to the Employer in the event or to the extent that, during a time period established by the Compensation Committee and communicated to the Executive at the time such incentives were established, the Company announces a restatement of its financial results, a result of which is that the relevant performance threshold would no longer be met.
      Benefits. During the Employment Period, except as otherwise expressly provided herein, the Executive shall be entitled to participate in all employee benefit and other plans, practices, policies and programs and fringe benefits on a basis no less favorable than that provided to other executive officers of the Company.
      Equity Grants. During the Employment Period, except as otherwise determined by the Board of Directors, upon the recommendation of the Board's Compensation Committee, Executive will be granted Awards under the Company's Amended and Restated Equity Incentive Plan (or any successor plan) in an amount and under terms and conditions similar to those for the initial equity grant described below, the amount, terms and conditions of which will be subject to the final determination of the Board of Directors, upon the recommendation of the Board's Compensation Committee. On the Effective Date, the Executive shall receive an initial equity grant in the form of stock option Awards (as defined in the Company's Amended and Restated 2006 Equity Incentive Plan) with the terms and conditions established by the Board of Directors upon the recommendation of the Compensation Committee.
      Separation. The Employment Period will continue until (x) Executive's resignation, Disability (as defined below) or death, (y) the Board decides to terminate Executive's employment with or without Cause, or (z) the term of this Agreement ends. The initial term of this Agreement shall commence on the date hereof and, unless earlier terminated in accordance with the terms hereof, shall remain in full force and effect until October 31, 2012. This Agreement shall, when six months remain in the initial term or in a subsequent term (the "Automatic Renewal Date"), automatically extend for an additional 12 months, unless the Company or Employer delivers written notice to Executive of the Company's intent not to renew prior to the Automatic Renewal Date.
        Termination for Cause. If Executive's employment is terminated by Employer for Cause (as defined below), Executive will receive no benefits or compensation (other than unpaid Annual Base Salary or accrued benefits, as the case may be), except as required by law.
        Termination without Cause or Resignation with Good Reason. If Executive's employment is terminated by Employer without Cause or Executive resigns with Good Reason, (i) Executive shall be entitled to receive a continuation of medical benefits on substantially the same terms as in effect at the time immediately preceding the termination during the two-year period commencing on the date of termination and (ii) during the one year period commencing on the date of termination (the "Initial Severance Period"), Employer shall pay to Executive an aggregate amount equal to his Annual Base Salary plus the amount of bonus received by Executive with respect to the immediately previous full fiscal year (the "Prior Year Bonus"), payable in equal installments on the Employer's regular salary payment dates. Employer may (in its sole discretion) elect to extend the Initial Severance Period for one additional one-year period (the "Additional Severance Period") by providing Executive written notice of such extension no less than 60 days prior to the last day of the Initial Severance Period and paying Executive an additional amount equal to his Annual Base Salary plus the Prior Year Bonus, payable in equal installments on the Employer's regular salary payment dates. The amounts payable during the Additional Severance Period pursuant to this Section 1(e) shall be reduced by the amount of any compensation Executive receives with respect to any other employment during such period. Upon request from time to time, Executive shall furnish Employer with a true and complete certificate specifying any such compensation earned or received by him during such period. The Company's Board of Directors upon recommendation of its Compensation Committee may in its discretion extend the Initial Severance Period, either before or concurrently with any termination of employment.
        Resignation without Good Reason. If Executive resigns without Good Reason and provides 90 days written notice prior to termination of employment, Executive is entitled to the Annual Base Salary and other benefits accrued through the termination date of the Executive's employment, and no additional compensation.
        Termination by Disability or Death. If Executive's employment is terminated by the Executive's Disability or death, Executive shall receive the Annual Base Salary through the date of termination, and, in the case of Disability, a continuation of medical benefits on substantially the same terms for 18 months following the date of termination.
    Confidential Information.
      Obligation to Maintain Confidentiality. Executive acknowledges that the information, observations and data obtained by him during the course of his performance under this Agreement concerning the business and affairs of the Company, Employer and their respective Subsidiaries and Affiliates (as defined below) are the property of the Company, Employer or such Subsidiaries and Affiliates, including information concerning acquisition opportunities in or reasonably related to the Company's and Employer's business or industry of which Executive becomes aware during the Employment Period. Therefore, Executive agrees that he will not disclose to any unauthorized Person (as defined below) or use for his own account any of such information, observations or data without the Board's written consent, unless and to the extent that the aforementioned matters, (i) become generally known to and available for use by the public other than as a result of Executive's acts or omissions to act, (ii) was known to Executive prior to Executive's employment with Employer, the Company or any of their Subsidiaries and Affiliates, or (iii) is required to be disclosed pursuant to any applicable law or court order. Executive agrees to deliver to the Company at a Separation, or at any other time the Company may request in writing, all memoranda, notes, plans, records, reports and other documents (and copies thereof) relating to the business of the Company, Employer and their respective Subsidiaries and Affiliates (including, without limitation, all acquisition prospects, lists and contact information) that he may then possess or have under his control.
      Ownership of Property. Executive acknowledges that all inventions, innovations, improvements, developments, methods, processes, programs, designs, analyses, drawings, reports, and all similar or related information (whether or not patentable) that relate to the Company's, Employer's or any of their respective Subsidiaries' or Affiliates' actual or anticipated business, research and development, or existing or future products or services and that are conceived, developed, contributed to, made, or reduced to practice by Executive (either solely or jointly with others) while employed by the Company, Employer or any of their respective Subsidiaries or Affiliates (including any of the foregoing that constitutes any proprietary information or records) ("Work Product") belong to the Company, Employer or such Subsidiary or Affiliate and Executive hereby assigns, and agrees to assign, all of the above Work Product to the Company, Employer or to such Subsidiary or Affiliate. Any copyrightable work prepared in whole or in part by Executive in the course of his work for any of the foregoing entities shall be deemed a "work made for hire" under the copyright laws, and the Company, Employer or such Subsidiary or Affiliate shall own all rights therein. To the extent that any such copyrightable work is not a "work made for hire," Executive hereby assigns and agrees to assign to the Company, Employer or such Subsidiary or Affiliate all right, title, and interest, including without limitation, copyright in and to such copyrightable work. Executive shall promptly disclose such Work Product and copyrightable work to the Board and perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm the Company's, Employer's or such Subsidiary's or Affiliate's ownership (including, without limitation, assignments, consents, powers of attorney, and other instruments).
      Third Party Information. Executive understands that the Company, Employer and their respective Subsidiaries and Affiliates will receive from third parties confidential or proprietary information ("Third Party Information") subject to a duty on the Company's, Employer's and their respective Subsidiaries' and Affiliates' part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the Employment Period and thereafter, and without in any way limiting the provisions of Section 2(a) above, Executive will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than personnel of the Company, Employer or their respective Subsidiaries or Affiliates who need to know such information in connection with their work for the Company, Employer or their respective Subsidiaries or Affiliates) or use, except in connection with his work for the Company, Employer or their respective Subsidiaries or Affiliates, Third Party Information unless expressly authorized by a member of the Board in writing.
      Use of Information of Prior Employers. During the Employment Period, Executive will not improperly use or disclose any confidential information or trade secrets, if any, of any former employers or any other Person to whom Executive has an obligation of confidentiality, and will not bring onto the premises of the Company, Employer or any of their respective Subsidiaries or Affiliates any unpublished documents or any property belonging to any former employer or any other Person to whom Executive has an obligation of confidentiality with respect to such unpublished documents or property unless consented to in writing by the former employer or Person. Executive will use in the performance of his duties only information that is (i) generally known and used by Persons with training and experience comparable to Executive's and that is (x) common knowledge in the industry or (y) is otherwise legally in the public domain, (ii) is otherwise provided or developed by the Company, Employer or any of their respective Subsidiaries or Affiliates or (iii) in the case of materials, property or information belonging to any former employer or other Person to whom Executive has an obligation of confidentiality, approved for such use in writing by such former employer or Person.
    Noncompetition and Nonsolicitation. Executive acknowledges that in the course of his employment with Employer he will become familiar with the Company's, Employer's and their respective Subsidiaries' trade secrets and with other confidential information concerning the Company, Employer and such Subsidiaries and that his services will be of special, unique and extraordinary value to the Company and Employer and such Subsidiaries. Therefore, Executive agrees that:
      Noncompetition. During the Employment Period and (i) in the event of a termination of Executive's employment by the Board without Cause or by Executive with Good Reason, during the period beginning on the date of termination and ending on the last day of the Initial Severance Period or on the last day of the Additional Severance Period, if Employer elects to extend the Initial Severance Period pursuant to Section 1(e) hereof, or (ii) in the event of a termination of Executive's employment for any other reason, during the period of two years thereafter (such one or two year period, as the case may be, the "Noncompete Period"), he shall not, anywhere in the world, directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of the Company, Employer or their respective Subsidiaries or any business in which the Company, Employer or any of their respective Subsidiaries has entertained discussions or has requested and received information relating to the acquisition of such business by the Company, Employer or their respective Subsidiaries during the six-month period immediately prior to the Separation.
      Nonsolicitation. During the Employment Period and the Noncompete Period, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company, Employer or their respective Subsidiaries to leave the employ of the Company, Employer or such Subsidiary, or in any way interfere with the relationship between the Company, Employer and any of their respective Subsidiaries and any employee thereof, (ii) hire any person who was an employee of the Company, Employer or any of their respective Subsidiaries within 180 days prior to the time such employee was hired by Executive, (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company, Employer or any of their respective Subsidiaries to cease doing business with the Company, Employer or such Subsidiary or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company and any Subsidiary or (iv) directly or indirectly acquire or attempt to acquire an interest in any business relating to the business of the Company, Employer or any of their respective Subsidiaries and with which the Company, Employer and any of their respective Subsidiaries has entertained discussions or has requested and received information relating to the acquisition of such business by the Company, Employer or any of their respective Subsidiaries in the two-year period immediately preceding a Separation.
      Enforcement. If, at the time of enforcement of Section 2 or this Section 3, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum duration, scope and area permitted by law. Because Executive's services are unique and because Executive has access to confidential information, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event a breach or threatened breach of this Agreement, the Company, Employer, their respective Subsidiaries or their successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).
      Additional Acknowledgments. Executive acknowledges that the provisions of this Section 3 are in consideration of: (i) employment with the Employer, and (ii) additional good and valuable consideration as set forth in this Agreement. In addition, Executive agrees and acknowledges that the restrictions contained in Section 2 and this Section 3 do not preclude Executive from earning a livelihood, nor do they unreasonably impose limitations on Executive's ability to earn a living. In addition, Executive acknowledges (i) that the business of the Company, Employer and their respective Subsidiaries will be international in scope and without geographical limitation, (ii) notwithstanding the state of incorporation or principal office of the Company, Employer or any of their respective Subsidiaries, or any of their respective executives or employees (including the Executive), it is expected that the Company and Employer will have business activities and have valuable business relationships within its industry throughout the world, and (iii) as part of his responsibilities, Executive will be traveling around the world in furtherance of Employer's business and its relationships. Executive agrees and acknowledges that the potential harm to the Company and Employer of the non-enforcement of Section 2 and this Section 3 outweighs any potential harm to Executive of its enforcement by injunction or otherwise. Executive acknowledges that he has carefully read this Agreement and has given careful consideration to the restraints imposed upon Executive by this Agreement, and is in full accord as to their necessity for the reasonable and proper protection of confidential and proprietary information of the Company and Employer now existing or to be developed in the future. Executive expressly acknowledges and agrees that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, time period and geographical area.
    Definitions.

    "Affiliate" means with respect to any Person, any Person that controls, is controlled by or is under common control with such Person or an Affiliate of such Person.

    "Cause" means (i) the commission of a felony, (ii) willful conduct tending to bring the Company, Employer or any of their respective Subsidiaries into substantial public disgrace or disrepute, (iii) substantial and repeated failure to perform duties of the office held by Executive as reasonably directed by the Board, (iv) gross negligence or willful misconduct with respect to the Company, Employer or any of their respective Subsidiaries or any of their customers or suppliers involving willful dishonesty or fraud, (v) any material breach by Executive of his material obligations under this Agreement or any material written policies of the Company or (vi) the Executive's disqualification or bar by any governmental or self-regulatory authority from serving in any of the capacities contemplated by this Agreement. In each case above the burden of proving such action or omission is a "Cause" event shall be with Employer. In addition, Employer agrees it will permit Executive an opportunity to be heard by the Board before such dismissal. For purposes of this definition, an act or omission may by considered "willful" only if done in bad faith without a reasonable belief that such act or omission was in the best interest of the Employer or the Company.

    "Disability" means the disability of Executive caused by any physical or mental injury, illness or incapacity as a result of which Executive is unable to effectively perform the essential functions of Executive's duties as determined by the Board in good faith.

    "Good Reason" means (i) any action by the Company or Employer which results in a material reduction in Executive's title, status, authority or responsibility as Chief Executive Officer of Employer; (ii) a failure of the Company to nominate the Executive for election to the Board; or (iii) a reduction in Executive's Annual Base Salary, in each case without the prior written consent of Executive; provided, that in order to constitute a resignation with Good Reason, Executive must resign within thirty (30) days of an event which constitutes Good Reason.

    "Person" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, investment fund, any other business entity and a governmental entity or any department, agency or political subdivision thereof.

    "Separation" means the time that Executive ceases to be employed by the Company, Employer or their respective Subsidiaries for any reason

    "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association, or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association, or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association, or other business entity. For purposes hereof, references to a "Subsidiary" of any Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated, the term "Subsidiary" refers to a Subsidiary of the Company.

    Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, delivered via facsimile, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated:

    If to Employer or the Company:

    VeriFone Holdings, Inc.

    2099 Gateway Place, Suite 600

    San Jose, CA 95110

    Attention: Chairman, Compensation Committee

    Facsimile: (408) 232-7889

    If to Executive:

    Douglas G. Bergeron

    c/o VeriFone Holdings, Inc.

    2099 Gateway Place, Suite 600

    San Jose, CA 95110

    Facsimile: (408) 232-7889

    or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

    General Provisions.
      Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
      Complete Agreement. This Agreement embodies the complete agreement and understanding among the parties and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way. The parties agree that this Agreement shall also supersede the remaining employment term of Executive under the 2007 Employment Agreement, and that Executive shall not be entitled to any further compensation benefits under the 2007 Employment Agreement, including any right of vesting in the equity awards granted thereunder the conditions to vesting of all of which the Company, Employer and Executive each irrevocably acknowledge and agree have not been and will not be met; provided however that the non-compensation obligations of the parties under the 2007 Agreement and this Agreement (such as those in Sections 2, 3 and 6(h)) shall be interpreted as continuing obligations, and determined not to have been suspended, terminated or in any manner interrupted by the execution and delivery of this Agreement.
      Counterparts. This Agreement may be executed in separate counterparts (including by means of facsimile), each of which is deemed to be an original and all of which taken together constitute one and the same agreement.
      Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Executive, the Company, the Employer and their respective successors and assigns; provided that the rights and obligations of Executive under this Agreement shall not be assignable.
      Choice of Law. The construction, validity and interpretation of this Agreement will be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.
      Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.
      Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company, Employer and the Executive.
      Insurance. The Company or Employer, at its discretion, may apply for and procure in its own name and for its own benefit life and/or disability insurance on Executive in any amount or amounts considered available. Executive agrees to cooperate in any medical or other examination, supply any information, and to execute and deliver any applications or other instruments in writing as may be reasonably necessary to obtain and constitute such insurance. Executive hereby represents that he has no reason to believe that his life is not insurable at rates now prevailing for healthy men of his age.
      Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in San Jose, CA, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.
      Indemnification and Reimbursement of Payments on Behalf of Executive. The Company, Employer and their respective Subsidiaries shall be entitled to deduct or withhold from any amounts owing from the Company or any of its Subsidiaries to Executive any federal, state, local or foreign withholding taxes, excise taxes, or employment taxes ("Taxes") imposed with respect to Executive's compensation or other payments from the Company or any of its Subsidiaries or Executive's ownership interest in the Company, including, without limitation, wages, bonuses, dividends, the receipt or exercise of equity options and/or the receipt or vesting of restricted equity. In the event the Company or its Subsidiaries does not make such deductions or withholdings, Executive shall indemnify the Company and its Subsidiaries for any amounts paid with respect to any such Taxes, together with any interest, penalties and related expenses thereto.
      Reasonable Expenses. The Company agrees to pay any reasonable fees and expenses of Executive's counsel arising in connection with the negotiation and execution of this Agreement.
      Directors' and Officers' Insurance. Each of the Company and Employer agree that it shall obtain and maintain in full force and effect during the term of Executive's employment hereunder directors' and officers' insurance policies in amounts and with coverages customary for entities of the size and with the type of business of the Company and Employer, respectively.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Employment Agreement on the date first written above.

VERIFONE HOLDINGS, INC.

By: /s/ Leslie G. Denend

Name: Leslie G. Denend
Title: Director

VERIFONE, INC.

By: /s/ Robert Dykes

Name: Robert Dykes
Title: CFO

/s/ Douglas G. Bergeron

Douglas G. Bergeron